                                                                       Ex. 10.43

                                 AGREEMENT OF LEASE
                                 ------------------



                            MISSOURI BOARDWALK, INC.
                             [MIDLANTIC DESIGNEE],
                                     LESSOR


                                     -and-


                                DONALD J. TRUMP,
                                     LESSEE



Dated:  As of June 24, 1993

          THIS AGREEMENT OF LEASE dated as of the 24th day of June, 1993, made by and between Missouri Boardwalk, Inc. [Midlantic Designee], having an office at 499 Thornall Street, Edison, New Jersey 08837 ("Lessor"), and DONALD J.
                                                    ------
TRUMP, having an office at 725 Fifth Avenue, New York, New York 10022

("Lessee").
  ------

                                  ARTICLE ONE
                                DEMISED PREMISES

          Lessor, in consideration of the rents and the covenants, agreements, terms and conditions to be paid, observed and fulfilled by Lessee in accordance herewith, does hereby demise and lease to Lessee, and Lessee hereby leases and rents from Lessor, the premises described in Schedule A annexed hereto and made
                                             ----------
a part hereof, together with all buildings and other improvements now or hereafter located thereon, and all appurtenances related thereto (collectively, the "Leased Premises").
     ---------------

          Subject, however, to the following:

          1. All present and future Laws affecting the Leased Premises;

          2. The condition and state of repair of the Leased Premises as of the date of this Lease; and

          3.  The matters referred to in Schedule B annexed hereto and made a
                                         ----------
part hereof, including, without limitation, that certain Option and Right of First Offer Agreement (the "Option") of substantially even date herewith between
                            ------
Lessor and Trump Plaza Associates ("TPA") (the "Permitted Encumbrances").
                                    ---         ----------------------

          TO HAVE AND TO HOLD the Leased Premises unto Lessee, his successors and permitted assigns, for and during the term commencing on the date hereof and ending on the earlier to occur of (i) June 30, 1998 or (ii) the sale of the entire Leased Premises by Lessor to TPA, whether pursuant to the Option or otherwise (the "Term"). The Term and this Lease shall expire upon the sale of
                ----
the entire Leased Premises to TPA pursuant to the exercise of the purchase option (but shall not terminate upon the exercise of the right of first offer) contained in the Option.

          IT IS HEREBY MUTUALLY COVENANTED AND AGREED between Lessor and Lessee as set forth in the following Articles of this Lease:

                                  ARTICLE TWO
                                 FIXED NET RENT

          2.1 Lessee covenants and agrees to pay to Lessor the sum of Three Million One Hundred Twenty Thousand ($3,120,000) Dollars per year throughout the Term, payable in equal monthly installments of Two Hundred Sixty Thousand ($260,000) Dollars, commencing on the date hereof as the fixed net rental for the Leased Premises (the "Fixed Net Rent"). Notwithstanding anything in this
                          --------------
Lease to the contrary, Lessee's sole obligation and liability under this Lease shall be the payment of Fixed Net Rent together with any interest thereon as provided in Section 2.4, which obligation of Donald J. Trump, as the original Lessee, shall be released as provided in Section 22.1 hereof.

          2.2 The monthly installments of Fixed Net Rent shall be paid in advance, by Lessee to Lessor, without setoff, abatement or deduction of any kind whatsoever, on the 1st day of each and every calendar month at the address herein set forth for delivery of notices, in cash or by good check drawn on a bank which is a member of the New York Clearing House.

          2.3 Fixed Net Rent shall be net to Lessor. All costs and expenses of every kind and nature whatsoever relating to the Leased Premises (other than the payment of Fixed Net Rent prior to TPA's assumption of the Lessee's interest hereunder and the payment of debt service on any Fee Mortgages now existing or hereafter entered into) shall be paid by TPA pursuant to the Option and none of same shall be the obligation or liability of Lessee, whether as primary obligor, equity owner of a partner of TPA, guarantor or otherwise, nor shall Lessee be entitled to any setoff, abatement or deduction against Fixed Net Rent as a result of TPA's failure to pay such costs and expenses. Lessee hereby consents to the Option, the rights granted to TPA and others as set forth therein and the exercise by TPA and such others of their respective rights and obligations thereunder and agrees that a default under the Option shall constitute a default under this Lease.

          2.4 In the event any payment of Fixed Net Rent is not paid to Lessor on or prior to the expiration of the grace period available to Lessee (if any) under Section 11.1(a), Lessee shall pay to Lessor interest on the amount of said late installment of Fixed Net Rent computed at the Default Rate for the period commencing upon the date such late installment became due.

                                 ARTICLE THREE
                                 FEE MORTGAGES

          3.1 Subject to the restrictions, if any, set forth in the Option, Lessor shall have the right to mortgage or otherwise create a security interest in the Lessor's fee simple interest in the Leased Premises and/or Improvements, including, without limitation, an assignment of Lessor's rights under and interests in this Lease and Lessor's right to collect Fixed Net Rent hereunder (each, a "Fee Mortgage"); provided, however, any such Fee Mortgage shall be
          ------------
satisfied in whole or in part by Lessor and Lessee shall have no liability therefor.

          3.2 In the event that any future fee mortgagee(s) comes into possession or ownership of the title to the Leased Premises, such future fee mortgagee(s) will take title subject to this Lease and the Option, and in return for the standard non-disturbance protections customarily given by such fee mortgagee(s) under similar circumstances, Lessee agrees to attorn to the holder(s) of the Fee Mortgage(s) as its new lessor. In no event, however, shall Lessee be entitled to any credit against such fee mortgagee(s) for any Fixed Net Rent paid by Lessee for more than one (1) month in advance to its lessor hereunder prior to such possession or ownership by the fee mortgagee(s). The provisions for attornment hereinbefore set forth in this Article Three shall not require the execution of any further instrument, except that an agreement containing the non-disturbance protections provided for above, and in form reasonably acceptable to Lessee, shall be offered to Lessee by such fee mortgagee(s) prior to or promptly after the execution of such Fee Mortgage; and if the fee mortgagee does not offer such non-disturbance agreement to Lessee, such Fee Mortgage shall be subject and subordinate to this Lease. However, if either Lessee or the holder(s) of any Fee Mortgage(s) to whom Lessee agrees to attorn as aforesaid reasonably requests a further instrument expressing such non-disturbance and attornment, the other party agrees to execute the same within fifteen (15) days after notice to do so in accordance with the provisions of this Lease. Simultaneously with the execution of this Lease, Lessor shall deliver to Lessee a non-disturbance agreement from the existing fee mortgagee, in form and substance similar to other standard non-disturbance protections customarily given by such fee mortgagee under similar circumstances and otherwise reasonably acceptable to Lessee, which agreement shall not be recorded unless such fee mortgagee transfers the existing Fee Mortgages. In the case of such a transfer, if this Lease and the Option are then in effect, as a condition to and prior to the transfer of such Fee Mortgages or the recording of any instruments of assignment or transfer in the appropriate real estate records of Atlantic City, New Jersey,

Lessor agrees to record or cause the recording of such non-disturbance agreement in all such public real property records. Once such non-disturbance agreement is properly filed in the appropriate public records and so long as it remains of record therein, Lessor shall have no further obligation to record such an agreement in connection with the existing Fee Mortgages.

                                  ARTICLE FOUR
                              USE OF THE PREMISES

          4.1 Lessee covenants and agrees that it will not use or permit the Leased Premises or the Improvements to be used for other than legal purposes, including, without limitation, the Casino Control Act, N.J.S.A. 5:12-1 et seq.,
                                                       --------        -- ----
if applicable, or, except as required or permitted under the Option, for a purpose or in a manner likely to cause structural or other injury to any Improvement on the Leased Premises, OR IN A MANNER WHICH SHALL VIOLATE ANY CERTIFICATE OF OCCUPANCY IN force relating to any Improvements thereon situated. All rights of Lessee to use the Leased Premises or make alterations or improvements thereto shall be subject to the paramount rights of TPA under the Option and Lessee shall take no action which is inconsistent therewith without having first obtained TPA's prior written consent.

                                  ARTICLE FIVE
                          NO REPRESENTATIONS BY LESSOR

          5.1 Lessee accepts the Leased Premises in their present condition and without any representation or warranty by Lessor of any kind or nature. Lessor and Lessee acknowledge and agree that, pursuant to the Option, TPA has assumed the sole responsibility for the condition, operation, maintenance and management of the Leased Premises. Lessor shall not be required to furnish any facilities or services or make any repairs or alterations to the Leased Premises.

                                  ARTICLE SIX
                         LESSOR NOT LIABLE FOR FAILURE
                             OF WATER SUPPLY, ETC.

          6.1 Lessor shall not be liable for any failure of water supply, gas or electric current, sanitary or storm sewer, not for any injury or damage to person or property for any reason whatsoever.

                                 ARTICLE SEVEN
                           LESSEE NOT TO VIOLATE LAWS

          7.1 Lessee shall not violate any Laws affecting the Leased Premises, the Improvements or the appurtenances thereto in any material respect.

                                 ARTICLE EIGHT
                               NON-TERMINABILITY

          8.1 The Fixed Net Rent shall be paid without notice or demand and without setoff, counterclaim, abatement, suspension, deduction or defense.

          8.2 Except as otherwise expressly provided herein, this Lease shall not terminate nor shall Lessee have any right to terminate this Lease or abate any rent, any Law to the contrary notwithstanding, it being the intention of the parties hereto that the Fixed Net Rent reserved hereunder shall continue to be payable in all events.

          8.3 Lessee waives all rights now or hereafter conferred by Law (a) to terminate this Lease, or (b) to any abatement of the Fixed Net Rent payable under this Lease.

                                  ARTICLE NINE
                             INTENTIONALLY DELETED

                                  ARTICLE TEN
                                FIRE OR CASUALTY

          10.1 If the Improvements now or hereafter erected upon the Leased Premises during the Term of this Lease shall be destroyed or damaged in whole or in part by reason of any causes whatsoever, Lessee covenants that Lessee shall give prompt notice thereof to Lessor. As to Improvements now existing upon the Leased Premises, Lessee shall not be obligated to rebuild the same, but TPA, under the Option, shall be required to complete the demolition of such Improvements, raze the same, clear all debris, secure the Leased Premises and otherwise take such action as shall be required by Law or otherwise to eliminate any unsightly or unsafe conditions at the Leased Premises resulting from such casualty. This Lease shall not terminate as a result of any fire or casualty, notwithstanding the total destruction of the Leased Premises, nor shall Lessee be entitled to any abatement of the Fixed Net Rent as a result thereof.

                                 ARTICLE ELEVEN
                     DEFAULT CLAUSES AND LESSOR'S REMEDIES

          11.1 The following events shall constitute and be deemed defaults under this Lease ("Events of Default"):
                   -----------------

          (a) if Lessee shall fail to pay any installment of Fixed Net Rent within 5 business days after the same becomes due and payable but Lessee shall not be allowed more than three (3) such 5-day grace periods in any 12 month period; or

          (b) if TPA shall fail to pay any amounts required to be paid by TPA under the Option or shall violate or fail to comply with or perform any other covenant, term, condition or agreement of this Lease or the Option, and such default shall continue for a period of thirty (30) days after notice to Lessee and TPA.

With respect to subparagraph (b) above, if any of the defaults therein referred to cannot be cured within the applicable notice period, then Lessee shall not be deemed to be in default with respect thereto if Lessee or TPA shall have initiated the action required to remedy such defaults as soon as reasonably possible under the circumstances and thereafter prosecutes such action to completion within a period of time which, under all the prevailing circumstances, shall be reasonable, but in any event not later than ninety (90) days.

          11.2 (a) In the case of any Event of Default as hereinabove provided (not cured within the applicable cure period, if any, set forth in this Lease), Lessor shall have the immediate right to reenter the Leased Premises and to dispossess Lessee and all other occupants therefrom (subject to any right of access granted under the Option, as then in effect) and remove and dispose of all property therein, without Lessor being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Upon the occurrence of any such Event of Default, Lessor shall also have the right, at its option, in addition to and not in limitation of any other right or remedy, to terminate this Lease by giving Lessee, TPA and Trustee three (3) days' notice of termination and upon the expiration of said three (3) days, this Lease and the Term shall cease and terminate as fully and completely as if the date of expiration of such three (3) day period were the expiration date and thereupon, unless Lessor shall have theretofore demanded possession of the Leased Premises, Lessor shall have the immediate right of possession, in the manner aforesaid, and Lessee and all other occupants shall quit and surrender the Leased Premises to Lessor (subject to any right of access granted in the Option, as then in effect), but Lessee shall remain liable as hereinafter mentioned. So long as no default by TPA under the Option has occurred and is continuing following the running of applicable notice and grace periods, no termination of this Lease shall affect the rights of TPA and First Bank National Association, as trustee ("Trustee") under the Option, including the right of TPA
                          -------
and Trustee under Section 10 of the Option to enter into a new lease of the Leased Premises with Lessor as provided therein.

          (b) If by reason of the occurrence of any such Event of Default, the Term shall end before the expiration date, or Lessor shall take possession of the Leased Premises, or Lessee shall be ejected, dispossessed or removed therefrom by summary proceedings or in any other manner, or if the Leased Premises become vacant, deserted or abandoned, Lessor, at any time after the failure by TPA and Trustee to exercise their rights under Section 10 of the Option to receive a new lease as provided therein, may relet the Leased Premises, or any part or parts thereof, either in the name of Lessor or as agent for Lessee, for a term or terms which may, at Lessor's option be less than or exceed the balance of the Term, and at such rent and upon such other conditions, which may include concessions and free rent periods, as Lessor, in its sole discretion, shall determine. Lessor shall receive the rents from such reletting for the balance of the Term and shall apply the same first, to the payment of such expenses as Lessor may have incurred in connection with reentering, ejecting, removing, dispossessing or reletting, including brokerage and attorneys' fees and expenses; and second, to the payment of the Fixed Net Rent, with interest thereon as provided for herein, and the fulfillment of the terms, covenants and conditions of Lessee hereunder; and Lessee hereby waives all claims to the surplus, if any. Lessee shall be and hereby agrees to be liable for and to pay Lessor any deficiency between the Fixed Net Rent and the net rentals, as aforesaid, of reletting, if any, for each month or portion thereof of the period which otherwise would have constituted the balance of the Term. Lessor shall in no event be liable in any way whatsoever for the failure to relet the Leased Premises or, in the event of such reletting, for failure to collect the rents reserved thereunder.

          (c) No such reentry or taking possession of the Leased Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless Lessor gives written notice to Lessee, TPA and Trustee of such intention or the termination thereof shall result as a matter of Law. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default.

          (d) In the event this Lease is terminated pursuant to the foregoing provisions, Lessor may recover from Lessee, in lieu of the damages that may be recoverable under subparagraph (b) above, as liquidated damages, and not as a penalty, an amount equal to the Fixed Net Rent for the period which otherwise would have constituted the balance of the Term, discounted at the rate of interest equal to the Prime Rate as of the date hereof, to its then present worth, which shall immediately become due and payable by Lessee. Lessee acknowledges that the Leased Premises is currently in a state of disrepair, that Lessee's willingness and need to lease the same results primarily from its location adjacent to other properties in which Lessee and TPA have an ownership interest, and that no tenant other than Lessee is likely to be willing to lease the Leased Premises for any rental amount whatsoever. Accordingly, Lessee acknowledges that there is no "fair market rental value" for the Leased Premises to which Lessee is entitled as a credit against the liquidated damages payable to Lessor as provided above, and that Lessor shall not be obligated to attempt to lease the Leased Premises in the event of any default hereunder.

          (e) THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER UNDER THIS LEASE.

          (f) Lessee hereby expressly waives any and all rights of redemption granted by or under any Law in the event Lessee shall be evicted or dispossessed from the Leased Premises for any cause, or Lessor reenters the Leased Premises following the occurrence of any Event of Default hereunder or this Lease is terminated before the Expiration Date.

          (g) In the event of any breach by Lessee of any of the terms and provisions of this Lease, Lessor shall have the right to injunctive relief and declaratory relief as if no other remedies were provided herein for such breach.

          (h) The rights and remedies herein reserved by or granted to Lessor and Lessee are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Lessor's or Lessee's right to exercise any or all others. Lessor hereby reserves all rights and remedies at Law and in equity, and nothing contained in this Lease shall be construed as a limitation of any such rights or remedies.

          (i) Lessor and Lessee hereby expressly waive any right to assert a defense based on merger and agree that neither the commencement of any action or proceeding, nor the settlement thereof nor the entry of judgment therein, shall bar Lessor or Lessee from bringing any subsequent actions or proceeding from time to time.

          (j) The words "reenter", "reentry" and "reentered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

          (k) In the event Lessor commences any summary proceeding or action for nonpayment of rent, Lessee covenants and agrees that it will not interpose, by consolidation of actions or otherwise, any counterclaim or other claim seeking any affirmative relief whatsoever in any such proceeding.

                                 ARTICLE TWELVE
                           LESSEE TO INDEMNIFY LESSOR

          12.1 Lessee shall not do or permit any act upon the Leased Premises or Improvements which may subject Lessor to any liability by reason of any illegal business or conduct upon the Leased Premises or the Improvements, or by reason of any violation of Law. Lessee shall indemnify and hold Lessor harmless from and against any and all liability, fines, suits, claims, demands and actions, and costs and expenses of any kind or nature (including reasonable attorneys' fees) due to or arising out of (a) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Lessee to be fulfilled, kept, observed and performed, and/or (b) any damage to person or property occasioned by Lessee's use or occupancy of the Leased Premises and Improvements and/or (c) any injury to person or persons, including death resulting at any time therefrom, occurring in or about the Leased Premises, the Improvements and/or on the sidewalks in front of the same, but nothing herein shall be deemed to relieve Lessor from any liability (i) resulting from the wanton or willful misconduct of Lessor and its agents, employees, invitees and licensees or anyone claiming through Lessor with respect to a claim by any third party, or (ii) resulting from the gross negligence or wanton or willful misconduct of Lessor and its agents, employees, invitees and licensees or anyone claiming through Lessor with respect to a claim by Lessee. If Lessee be required to defend any action or proceeding pursuant to this Article to which action or proceeding Lessor is made a party, Lessor shall be entitled to appear, defend or otherwise take part in the matter involved, at its election, by counsel of its own choosing, providing such action by Lessor does not limit or make void any liability of any insurer of Lessor or Lessee hereunder in respect to the claim or matter in question. Lessee's liability under this Article shall be reduced by the net proceeds of any insurance carried by Lessee actually collected by Lessor with respect to the risks in question for Lessor's benefit.

                                ARTICLE THIRTEEN
                                MECHANICS' LIENS

          13.1 Notice is hereby given that Lessor shall not be liable for any labor or materials furnished or to be furnished to Lessee or TPA upon credit, and that no mechanic's or other lien, charge or order for the payment of money for any such labor or materials (collectively, "Mechanic's Liens") shall attach
                                                ----------------
to or affect the reversion or other estate or interest of Lessor in and to the Leased Premises or the Improvements.

          13.2 Lessee covenants that whenever and as often as any Mechanic's Lien shall have been filed against any part or all of the Leased Premises or any part or all of the Improvements, based upon any act or interest of Lessee or of anyone claiming through Lessee, Lessee shall cause TPA to forthwith take such action by bonding, deposit or payment as will remove or satisfy the lien and in default thereof for thirty (30) days after notice to Lessee from Lessor, but subject to such rights of contest as are set forth in the Option, if and to the extent then in effect, Lessor may discharge the Mechanic's Lien by bonding or deposit, and the amount so expended, with interest thereon at the Default Rate, shall be payable forthwith with interest at the Default Rate from the date of such advance and with the same remedies to Lessor as in case of default in the payment of rent as herein provided.

                                ARTICLE FOURTEEN
                                  CONDEMNATION

          14.1 This Lease shall not terminate as a result of any taking of all or any portion of the Leased Premises or the Improvements in or by condemnation proceedings in pursuance of any Law, or by agreement between Lessor, Lessee and those authorized to exercise such rights, nor shall Lessee be entitled to any abatement of the Fixed Net Rent as a result thereof.

          14.2 Lessor shall be entitled to receive all awards for any taking of all or portions of the Leased Premises and/or the Improvements thereon, except that, so long as Lessee is not in default under this Lease beyond any applicable notice or grace periods, Lessee shall be entitled to receive that portion of any such award specifically attributable to the value of the leasehold estate for such periods after the taking as to which Lessee has paid Fixed Net Rent under this Lease. In the event Lessee is in default under this Lease beyond any applicable notice or grace periods, any award otherwise payable to Lessee shall be retained by Lessor. Under no circumstances shall Lessee be entitled to any award in excess of the amount which represents the actual value, as established in the condemnation proceeding, of the leasehold estate for that period after the taking as to which Fixed Net Rent has been paid.

          14.3 If the temporary use of the whole or any part of the Leased Premises or Improvements shall be taken at any time during the Term for any public or quasi-public purpose by any lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement between Lessee and those authorized to exercise such right, the Term shall not be reduced or affected in any way, Lessee shall continue to pay in full the Fixed Net Rent required to be paid by Lessee, and Lessee shall be entitled to make claim for, recover and retain any award or awards, whether in the form of rental or otherwise, recovered in respect of such possession or occupancy as provided in
Section 14.1 hereof.

          14.4 Lessee shall not settle or compromise the amount of any award in such condemnation proceeding without Lessor's consent, which consent Lessor agrees shall not be unreasonably withheld. Lessee shall be entitled to appear in such condemnation proceedings and make claim for such share of the award as it is entitled to receive under the provisions of this Article, and to offer testimony thereat.

          14.5 Any mortgagees shall be entitled to appear in such condemnation proceedings and make a claim for such share of any award to which its borrower is entitled by the terms of this Article. Such mortgagees shall be entitled to that portion of the condemnation award which by the terms of this Article might otherwise be paid to its borrower.

                                ARTICLE FIFTEEN
                          COVENANT OF QUIET ENJOYMENT

          15.1 If and so long as Lessee shall pay the Fixed Net Rent, Lessee shall quietly enjoy the Leased Premises, subject, however, to the terms of this Lease, the Option, the Permitted Encumbrances and any other matters not created by or through Lessor.

                                 ARTICLE SIXTEEN
                     ASSIGNMENT, SUBLETTING AND MORTGAGING

          16.1 Lessee shall not have the right, without the prior consent of Lessor, which Lessor may deny or grant upon such conditions as Lessor may in its sole and absolute discretion determine, to assign or transfer this Lease in whole or in part or to underlease or sublet the whole or any part of the Leased Premises except that Lessee may (i) sublease a portion of the Leased Premises to Warner Brothers or its designee and (ii) assign and transfer this Lease to TPA. Following an assignment to TPA and the assumption by TPA of this Lease and all of Lessee's obligations hereunder, TPA shall have the right to mortgage its interest under this Lease and its rights hereunder to Trustee as leasehold mortgagee and to sublease portions of the Leased Premises. Lessor shall not be required to grant non-disturbance protections to any sublessee even if such sublease is permitted under this Lease. As a condition to the effectiveness of such sublease, Lessor shall receive a copy of such sublease and same shall provide that it is subject and subordinate to this Lease. Trustee shall have the right to perform any term, covenant, condition or agreement of this Lease to be performed by lessee or TPA and to remedy any default by Lessee or TPA hereunder or under the Option within the same period of time provided to Lessee or TPA under this Lease or the Option, and Lessor shall accept such performance by Trustee with the same force and effect as if performed by Lessee or TPA; provided, however, that Lessee or TPA shall not thereby or hereby be subrogated to the rights of Lessor. Lessor agrees that, so long as no default exists hereunder or under the Option which has not been cured within the applicable cure period, Trustee, upon a foreclosure of its mortgage, shall succeed to the rights and obligations of TPA as Lessee hereunder and may transfer the same to any successor or assign who succeeds to all or substantially all of the assets of TPA and assumes in writing TPA's obligations as Lessee hereunder.

                               ARTICLE SEVENTEEN
                             SURRENDER OF PROPERTY

          17.1 At the end of the Term, Lessee shall peaceably and quietly surrender the Leased Premises and the Improvements, free of subtenancies, together with all alterations, additions and improvements which may have been made upon the Leased Premises, subject, however, to the demolition of such Improvements as required under the Option.

                                 ARTICLE EIGHTEEN
                     SALE OR CONVEYANCE OF LEASED PREMISES
                  AND LIMITS OF LIABILITY OF LESSOR AND LESSEE

          18.1 The term "Lessor," as used in this Lease, means only the owner for the time being of the Leased Premises, so that in the event of any sale of the Leased Premises, which is expressly permitted so long as such sale is subject to the continuing rights of Lessee and TPA under this Lease and the Option, if and to the extent then in effect, the seller is entirely relieved of all covenants and obligations of Lessor hereunder thereafter arising. If Lessor or any successor in interest of Lessor shall be an individual or individuals who are joint venturers, tenants in common, members of a firm, a general or limited partnership or corporation, it is specifically understood and agreed that the monetary liability of such individual or of the members of that firm, corporation, partnership or joint venture, in relation to this Lease, shall be limited to the equity of Lessor in the Leased Premises.

          18.2 TPA is and, after any assignment to TPA of the Lessee's interest hereunder, shall be liable hereunder only to the extent of the assets (present and future) of TPA and no partner, officer, committee or committee member of TPA or any partner therein or of any partnership affiliate of TPA, or any incorporator, officer, director or shareholder of any corporate partner of TPA or of any corporate affiliate of TPA, or any affiliate or controlling person or entity of any of the foregoing, or any agent or employee of any of the foregoing, or any successor, personal representative, heir or assign of any of the foregoing, in each case past, present or as they may exist in the future, shall be liable in any respect (including, without limitation, the breach of any representation, warranty, covenant, agreement, condition or indemnification or contribution undertaking contained herein or therein) under, in connection with, arising out of or relating to this Lease or any other agreement, document, certificate, instrument or statement (oral or written) related to, executed or to be executed, delivered or to be delivered, or made or to be made, or any omission made or to be made, in connection with any of the foregoing or any of the transactions contemplated in any such agreement, document, certificate, instrument, or statement; provided, however, the foregoing shall not affect or modify any of the obligations of Donald J. Trump as Lessee pursuant to this Lease or as a party to the Modification Agreement of substantially even date herewith or with respect to the transactions contemplated hereby or thereby.

          18.3 Notwithstanding anything herein to the contrary, the rights of Lessor against Donald J. Trump as Lessee shall be subject to the terms of that certain Override Agreement dated as of August 8, 1990, among Donald J. Trump, certain entities affiliated with Trump and certain lenders, as amended from time to time, including, without limitation, Section 2.2(g) thereof, if and to the extent then in effect.

                                ARTICLE NINETEEN
                                  ALTERATIONS

          19.1 Lessee shall not have the right to make alterations to the Improvements and the Building except with the prior written consent of TPA, which written consent shall be delivered to Lessor prior to the commencement of such alterations.

          19.2 Any alterations made to the Leased Premises or Improvements by Lessee, as well as fixtures attached to and used in connection with the Leased Premises or Improvements, shall become the property of Lessor.

                                 ARTICLE TWENTY
                     LESSOR AND LESSEE TO FURNISH STATEMENT

          20.1 Lessor within twenty (20) days, upon written request of Lessee, TPA, Trustee or any prospective leasehold mortgagee, will furnish a written statement, duly acknowledged, of the following items, i.e., as to: (a) the
                                                      ----
amount of Fixed Net Rent due, if any; (b) whether or not the Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modification); (c) whether or not, to the knowledge of Lessor, Lessee is in default; (d) whether there are any offsets or defenses; and (e) whether Lessor has given Lessee any notice of default under the Lease, and if given, whether the default set forth therein remains uncured. Any such statement shall be for the sole benefit of the recipient or its assigns and shall have no effect, as an estoppel or otherwise, with respect to any other third party.

          20.2 Lessee, within twenty (20) days, will, upon written request of Lessor or of any holder(s) or prospective holder(s) of any Fee Mortgage(s), furnish a written statement, duly acknowledged, as to (a) whether the Lease is unmodified and in full force and effect; (b) whether the Lease has been modified or amended in any respect and submitting copies of such modifications, if any;
(c) whether there are any defaults thereunder, to the knowledge of Lessee, and specifying the nature of such defaults, if any; (d) the amount of Fixed Net Rent due, if any; and (e) whether there are any offsets or defenses.

                              ARTICLE TWENTY-ONE
                             INSPECTION BY LESSOR

          21.1 Lessee shall permit, from time to time during customary business hours, inspections of the Leased Premises and Improvements by Lessor, or Lessor's agent or representatives, all at Lessor's sole cost and expense.

                               ARTICLE TWENTY-ONE
                  COVENANTS BINDING ON SUCCESSORS AND ASSIGNS

          22.1 The covenants, agreements, terms, provisions and conditions contained in this Lease shall benefit and be binding upon Lessor and Lessee, and their respective successors and assigns. Upon Lessee's assignment to TPA of Lessee's leasehold interest under this Lease and TPA's unconditional and irrevocable assumption of such interest and the duties and obligations attendant thereto, Donald J. Trump shall be automatically and completely released from all obligations hereunder. From and after such assignment to and assumption by TPA, which may occur at any time upon notice to but without the necessity of obtaining the consent of Lessor, TPA shall be, for all purposes, the "Lessee" hereunder, and shall have sole liability for satisfying all of Lessee's obligations hereunder, including without limitation, the payment of Fixed Net Rent. No such assignment shall relieve TPA of its obligations under the Option, which shall remain in full force and effect. Notwithstanding that TPA and Trustee are not parties to this Lease, TPA and Trustee shall be entitled to the benefits and rights expressly granted to them in this Lease and shall be entitled to directly enforce such rights and benefits; and the rights and benefits granted to TPA and Trustee under this Lease may not be abrogated or amended without the prior written consent of TPA and Trustee.

                              ARTICLE TWENTY-THREE
                                ENTIRE AGREEMENT

          23.1 This Lease contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest.

                              ARTICLE TWENTY-FOUR
                              DESIGNATIONS HEREIN

          24.1  (a)  As used herein, the expression "the Term of this Lease,"
                                                     ----------------------
"Term" or the like, shall be deemed to be the period commencing on (and
-----
including) the date hereof and ending on June

30, 1998, as the same may be terminated earlier by Lessor as provided herein.

          (b)  The term "Lessee" as used herein shall be Lessee named herein on
                         ------
page 1 hereof or the then holder of this Lease and the Term thereof as though in each instance so specifically expressed.

          24.2  (a)  The term "Leased Premises," unless the context shall
                               ---------------
clearly indicate a different meaning, shall be construed to mean the land described on Schedule A annexed hereto and made a part hereof.
             ----------

          (b)  The term "building equipment" shall be construed to mean
                         ------------------
equipment and other personal property (except where such items of personal property are owned by occupancy tenants) used or procured for use in connection with the operation and maintenance of the Improvements.

          (c)  The term "Improvements" shall be construed to mean the structures
                         ------------
(not necessarily enclosed) or buildings, and replacements thereof, now on the Leased Premises or hereafter erected on the Leased Premises, including all building equipment, apparatus, machinery and fixtures of every kind and nature forming part of such structures or buildings, or of any structures or buildings hereafter standing on the Leased Premises or on any part thereof and articles of personal property owned by Lessee now or at any time hereafter affixed to, attached to, placed upon or used in any way in connection with the complete and comfortable use, enjoyment, occupancy or operation of, any such structures or buildings.

          (d)  The term "Alterations" shall be deemed to mean any and all
                         -----------
alterations, charges, replacements, improvements and additions in and to the Leased Premises and the Improvements.

          (e)  The term "Default Rate" shall be deemed to mean an annual rate of
                         ------------
interest applicable from time to time during the period in question, equal (a) to the Prime Rate as then in effect, plus (b) five (5%) percent.
                                     ----

          (f)  The term "Affiliate" shall be deemed to mean any corporation,
                         ---------
association, partnership, trust, entity, organization, or other person with respect to any other corporation, association, partnership, trust, entity, organization or other person if (i) it is directly or indirectly subject to the control of, or a power or right of control of, said corporation, association, partnership, trust, entity, organization or other person, or (ii) under Section 318 of the

Internal Revenue Code of 1986, as amended, it would be considered an affiliate.

          (g)  The term "Prime Rate" shall mean the rate of interest announced
                         ----------
by Midlantic National Bank as its prime or base lending rate of interest which rate of interest is determined as a means of pricing some loans to customers and is neither tied to any external rate of interest nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.

          (h)  The term "Law" shall mean any statute, rule or regulation,
                         ---
ordinance or code, decree, writ or directive of any Governmental Authority as in effect from time to time.

          (i)  The term "Governmental Authority" shall mean any government or
                         ----------------------
any governmental authority, agency or instrumentality.

          24.3 The captions of this Lease and the index preceding this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

          24.4 All the provisions of this Lease shall be deemed and construed to be "conditions" as well as "covenants," as though the words specifically expressing or importing covenants and conditions were used in each separate provision hereof.

          24.5 Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural when the context so requires.

          24.6 If and to the extent that a provision of this Lease shall be unlawful or contrary to public policy, the same shall not be deemed to invalidate the other provisions of this Lease.

                              ARTICLE TWENTY-FIVE
                                    NOTICES

          25.1  Any notice, demand or other communication (collectively,

"notices") which, under the terms of this Lease or under any Law, must or may be
--------
given by the parties hereto shall be in writing (and, if sent by mail, certified or registered, return receipt requested) or by telegraph or telex and shall be deemed to have been duly given or made (a) when delivered by hand, or (b) when received by the addressee thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, or sent by Federal Express, Express Mail or other similar overnight courier service, or (c) in the case of telegraphic notice, when delivered to the telegraph company, or (d) in the case of telex notice, when sent, answerback received, addressed (i) in the case of notices to Lessor, to Lessor at the address first above written, and (ii) in the case of notices to Lessee, to Lessee at the address first above written, with a copy to TPA at Mississippi Avenue and the Boardwalk, Atlantic City, New Jersey 08401 and an additional copy to First Bank National Association, as Trustee, c/o First Trust National Association, 180 East Fifth Street, St. Paul, Minnesota 55010, Attn: Corporate Trust Department. By notice to Lessor, TPA and the Trustee, any party may designate by notice in writing a new or other address to which notices shall thereafter by given.

                               ARTICLE TWENTY-SIX
                                   NON-MERGER

          26.1 There shall not be a merger of (a) Lessee's interest in this Lease or the leasehold estate created hereby, or (b) Lessee's interest in the Improvements, or (c) the fee estate in the Leased Premises or any part thereof by reason of the fact that the same person may acquire, own or hold, directly or indirectly, all or part of (a), (b) or (c) above, and no such merger shall occur unless and until all persons, including, without limitation, Lessor and Lessee, having an interest in the foregoing (a), (b) and/or (c) above shall join in a written instrument effecting such merger and shall duly record the same.

                              ARTICLE TWENTY-SEVEN
                                     BROKER

          27.1 Lessor and Lessee covenant, warrant and represent that there was no broker or finder instrumental in consummating this Lease and that no conversations or negotiations were had with any broker or finder concerning the leasing of the Leased Premises.

                              ARTICLE TWENTY-EIGHT
                                 NO RECORDATION

          28.2 Neither this Lease nor a memorandum of same shall be recorded without the consent of both Lessor and Lessee, except that if any sale or transfer of the Leased Premises or any portion thereof occurs as described in
Section 6 of the Option or otherwise, if and to the extent this Lease and the Option are then in effect, as a condition to and prior to the closing of such sale or transfer or the recording of any instruments of conveyance in the appropriate real estate records of Atlantic

City, New Jersey, Lessor agrees to record a short form of this Lease in all such public real property records in accordance with the Option. Once a short form of this Lease is properly filed in the appropriate public records and so long as it remains of record therein, Lessor shall have no further obligation to record such a document in connection with future sales or transfers of the Leased Premises or any portions thereof.

                              ARTICLE TWENTY-NINE
                       EXISTING TENANCIES AND OCCUPANCIES

          29.1 Lessor represents that, to its knowledge, there are no tenants, occupants or other parties presently occupying or having any right to occupy the Leased Premises, the Improvements or any portion thereof, other than as set forth in Schedule B.
         ----------

                                 ARTICLE THIRTY
                              CONDITIONS TO LEASE

          30.1 The parties acknowledge and agree that TPA is granted certain rights of access and development under Section 8 of the Option, and neither Lessor nor Lessee shall restrict or interfere with such rights so long as the Option remains in effect.

          30.1 The effectiveness of this Lease is conditioned on a copy hereof being filed, by Lessee, with the Casino Control Commission of the State of New Jersey (the "Commission") and/or the Commission, to the extent necessary,
             ----------
approving the form of this Lease. Said filing and approval of the Lease, to the extent required, shall be at the sole cost and expense of TPA. Lessor agrees to use good faith efforts to assist Lessee in obtaining said approval. Further, Lessor agrees to provide to Lessee and the Commission any and all information requested by or on behalf of the Commission necessary to obtain said approval. If the Commission should require any change(s), addition(s) or deletion(s) in the terms and conditions of this Lease (a "Modification"), each party agrees to
                                           ------------
effect such requested Modification(s), provided same do not materially diminish the benefits to or increase the burdens imposed upon such party. All discussions with the Commission concerning said approval and any such Modification(s) shall be jointly participated in by Lessor and Lessee.

                               ARTICLE THIRTY-ONE
                          CASINO CONTROL ACT LICENSING

          31.1 In the event TPA incorporates any Improvements on the Leased Premises into its approved hotel building (as defined in N.J.S.A. 5:12-27), located on adjoining premises, Lessor and every person who
   -------
has control over the Leased Premises within the meaning of N.J.S.A. 5:12-
                                                           -------
82b.(4)(a "Controlling Person") shall obtain and hold throughout the Term such
           ------------------
license(s) or qualification(s) as may be required by the Commission to the extent same is necessary for Lessee to receive and hold a casino license for the operation of a hotel/casino erected on the Leased Premises. Applications for such license(s) or qualification(s) shall initially be filed within a reasonable time after a notice is served by TPA on Lessor to do so and shall, with respect to renewals, be filed at least ninety (90) days prior to the scheduled expiration of the then current casino license. Lessor and each Controlling Person shall cooperate in the filing and prosecuting of all such initial applications and renewals, and whether or not such licensure or qualification of Lessor is required, shall cooperate in furnishing any and all information lawfully required by the Commission or the Division of Gaming Enforcement (the "Division") so that Lessee may receive a casino license or renewal thereof. Any
---------
reasonable out-of-pocket costs or expenses incurred by Lessor (including Lessor's reasonable counsel fees), in connection with the issuance, renewal and/or continued maintenance of such license(s) or qualification(s) or any application for the waiver thereof) shall be borne by TPA as provided in the Option.

          31.2 If the Commission denies licensure or qualification or should attempt to revoke or suspend any license or qualification theretofore issued with respect to Lessor or if the Division objects to such licensure or qualification (any of such events hereinafter referred to as a "Disqualification" and the entity or person disqualified or found unsuitable as
 ----------------
a "Disqualified Person"), Lessor shall use its reasonable efforts, at the
   ------------ ------
expense of TPA, to obtain a reversal of each such Disqualification.

                               ARTICLE THIRTY-TWO
                                 ENVIRONMENTAL

          32.1 (a) In the event that Lessee receives any notice, whether written or oral, concerning the occurrence of any spill, discharge or cleanup of any "hazardous substances" or "hazardous wastes" as such terms are defined in the New Jersey Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et
                                                         -------          --
seq., or the regulations promulgated pursuant thereto ("ECRA"), on or about the
----                                                    ----
Leased Premises or into any sewer, septic system or waste treatment system servicing the Leased Premises (hereinafter collectively referred to as a "Hazardous Discharge"), or of any complaint, order, citation or notice with
--------------------
regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Lessee or any subtenant or the operation of Lessee or any subtenant at the Leased Premises (hereinafter collectively referred to as "Environmental Complaint"), from any person, entity
                             -----------------------
or Governmental Authority, then Lessee shall give immediate oral and written notice of same to Lessor, which notice shall set forth specifically and in detail all relevant facts and circumstances with respect thereto.

          (b) Lessor shall have the right, but not the obligation, to exercise any and all rights provided to it pursuant to the terms of this Lease or to enter onto the Leased Premises or take any actions as it shall deem necessary or advisable to remove, clean up, minimize the impact of, or otherwise deal with any Hazardous Discharge or any Environmental Complaint pertaining to the Leased Premises upon its receipt of any notice from any person, entity or Governmental Authority. All costs and expenses incurred by Lessor in the exercise of any such rights shall be immediately payable by TPA to Lessor pursuant to the Option.

          (c) Notwithstanding any of the foregoing, the occurrence of any of the following shall constitute an Event of Default under this Lease:

               (1) If any Governmental Authority asserts a lien upon the Leased Premises or any other part of the property of which the Leased Premises forms a part by reason of the occurrence of a Hazardous Discharge, by the filing of an Environmental Complaint or for any other reason whatsoever; or

               (2) If any Governmental Authority asserts a claim against Lessor, Lessee or the Leased Premises, for fines, damages or cleanup costs related to the occurrence of any Hazardous Discharge or any Environmental Complaint with respect to the Leased Premises; provided, however, that such claim shall not constitute an Event of Default hereunder if, within thirty (30) days after the occurrence giving rise to said claim: (i) Lessee proves to Lessor's satisfaction that TPA has commenced and is diligently pursuing either: (x) cure or correction of the event which constitutes the basis for the claim, and that TPA continues diligently to pursue such cure or correction to completion, or (y) proceedings for an injunction, a restraining order or other appropriate emergent relief preventing such entity or Governmental Authority from asserting such claim have been instituted and relief pursuant thereto is granted within sixty (60) days of the occurrence giving rise to said claim and such relief is not thereafter dissolved or reversed on appeal; and (ii) TPA has posted a bond, letter of credit or other security satisfactory in form, substance and amount to Lessor and the entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis of the claim.

          (d) Notwithstanding any of the foregoing, the termination of this Lease based upon any Event of Default set forth in this Lease shall in no way serve to relieve TPA from the performance of all of its obligations under this Article pursuant to the Option.

          (e) In the event that Lessee's, TPA's or any subtenant's operations at the Leased Premises now or hereafter constitute an "industrial establishment" within the meaning of ECRA, then upon the expiration or termination of this Lease, and upon any and every event which shall constitute a closing, terminating or transferring of operations within the meaning of ECRA (including but not limited to Lessor's sale of the Leased Premises or any part thereof, exercise by TPA of the Option or upon subletting by TPA hereunder), TPA shall comply with all requirements of ECRA with respect to such closing, terminating or transferring of operations, at TPA's sole cost and expense, to the satisfaction of the New Jersey Department of Environmental Protection and Energy and Lessor. TPA shall immediately provide to Lessor copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to TPA's compliance with the provisions of ECRA, as any of same are issued or received by Lessee from time to time.

          (f) The terms of this Article shall survive the expiration or termination for any reason of this Lease.

                              ARTICLE THIRTY-THREE
                               FURTHER ASSURANCES

          33.1 The parties agree to cooperate with each other and to execute and deliver, without expense to the other, such further documents and assurance as may be necessary to carry out the purposes of this Lease.

                              ARTICLE THIRTY-FOUR
                                 GOVERNING LAW

          34.1 This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the substantive laws of the State of New Jersey.

                                 ARTICLE THIRTY-FIVE
                                SECURITY DEPOSIT

          35.1 Lessee hereby deposits the sum of ONE MILLION FIVE HUNDRED SIXTY-THOUSAND ($1,560,000) Dollars (the "Deposit") with Lessor, the receipt of
                                          -------
which is hereby acknowledged, as security for the full and faithful performance by Lessee of each and every term, covenant and condition of this Lease. In the event that this Lease shall be terminated pursuant to Article Eleven, Lessor may use, apply or retain the whole or any part of the Deposit against the damages payable by Lessee under Section 11.2(d) hereof. Notwithstanding anything contained in this Section to the contrary, Lessor shall have the right to commingle the Deposit with other funds of Lessor and Lessor's use thereof shall be unrestricted. No interest shall be paid on the Deposit.

          35.2 Unless this Lease shall have been terminated pursuant to Article Eleven prior thereto, upon the irrevocable and unconditional assumption by TPA of all of the obligations of Lessee under this Lease, the Deposit shall be repaid to Donald J. Trump, the original Lessee, without interest, within three
(3) business days after the date of such assumption, subject to Donald J. Trump obtaining any necessary prior approval by the Commission, and upon such repayment of the Deposit, the provisions of this Article Thirty-five shall be null and void.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Lease as of the date and year first above written.

                                 MISSOURI BOARDWALK, INC.

                                 LESSOR:
Attest:                          [MIDLANTIC DESIGNEE]

By: /s/                          /s/
    --------------------         --------------------------
                                 BEN BERZIN, JR., VP


                                 LESSEE:

Witness:

/s/                              /s/
------------------------         --------------------------
                                 DONALD J. TRUMP

                                   SCHEDULE A
                                   ----------

                                Leased Premises

                                   SCHEDULE B
                                   ----------

                             Permitted Encumbrances

                                   SCHEDULE A
                                   ----------

                              PROPERTY DESCRIPTION
                              --------------------

PARCEL A - OWNED LAND
--------   ----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the westerly line of Missouri Avenue (50 feet wide), said point being distant 227.10 feet south of the southerly line of Pacific Avenue (60 feet wide), and extending thence

1. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Missouri Avenue, 496.46 feet to the Inland or Interior Line of Public Park; thence

2. South 27 degrees 28 minutes 00 seconds East, continuing in and along the westerly line of Missouri Avenue if same were extended, 1276.44 feet to the Riparian Commissioners Exterior Line, said line being located 2000.00 feet south of and parallel with Pacific Avenue; thence

3. South 62 degrees 32 minutes 00 seconds West, in and along said Riparian Commissioners Exterior Line, 150.00 feet to the easterly line of Columbia Place (50 feet wide), if same were extended southwardly; thence

4. North 27 degrees 28 minutes 00 seconds West, in and along said extended easterly line of Columbia Place, 1293.86 feet to the Inland or Interior Line of Public Park; thence

5. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 306.14 feet; thence

6.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     63.00 feet; thence

7.   North 27 degrees 28 minutes 00 seconds West, parallel with Columbia Place,
     77.90 feet; thence

8.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     12.00 feet; thence

9.   North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     95.00 feet; thence

10. North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue, 75.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lots 3, 4, 75, 23 and 86 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL B - LEASED LAND
--------   -----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at the southwesterly corner of Pacific Avenue (60 feet wide) and Missouri Avenue (50 feet wide), and extending thence

1. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Missouri Avenue, 182,10 feet; thence

2.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet; thence

3.   North 27 degrees, 28 minutes 00 seconds West, parallel with Pacific Avenue,
     82.10 feet; thence

4.   North 62 degrees, 32 minutes 00 seconds East, parallel with Pacific Avenue,
     15.00 feet; thence

5.   North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     100.00 feet to the southerly line of Pacific Avenue; thence

6. North 62 degrees 32 minutes 00 seconds East, in and along the southerly line of Pacific Avenue, 60.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lot 1 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL C - OWNED LAND
--------   ----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying, and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the Southerly line of Pacific Avenue (60 feet wide), said point being distant 60.00 feet west of the westerly line of Missouri Avenue (50 feet wide), and extending thence

1.   South 27 degrees 28 minutes 00 seconds East, parallel with Missouri Avenue,
     100.00 feet; thence

2.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     15.00 feet; thence

3.   South 27 degrees 28 minutes 00 seconds East, parallel with Missouri Avenue,
     82.10 feet; thence

4.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     75.00 feet to the westerly line of Missouri Avenue; thence

5. South 27 degrees 28 minutes 00 seconds East, in and along the westerly line of Missouri Avenue, 45.00 feet; thence

6.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet; thence

7.   North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     1.00 feet; thence

8.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet; to the easterly line of Columbia Place (50 feet wide); thence

9. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 133.00 feet; thence

10.  North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     43.00 feet; thence

11.  North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     3.50 feet; thence

12.  North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     17.00 feet; thence

13.  North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     19.50 feet; thence

14.  South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     60.00 feet to the easterly line of Columbia Place (50 feet wide); thence

15. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 16.00 feet; thence

16.  North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     60.00 feet; thence

17.  North 27 degrees 28 minutes 00 seconds West, parallel with Missouri Avenue,
     54.10 feet to the southerly line of Pacific Avenue; thence

18. North 62 degrees 32 minutes 00 seconds East, in and along the southerly line of Pacific Avenue, 30.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lots 2, 43, 44, 58, 60, 61, 62, 52, 63, 84, 85 and a certain 7 foot by 58 foot alley located between lots 52 and 63 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL D - OWNED LAND
---------  ----------

ALL THAT CERTAIN lot, tract or parcel of land and premises situate, lying and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the easterly line of Columbia Place (50 feet wide), said point being distant 249.10 feet south of the southerly line of Pacific Avenue (60 feet wide), and extending thence

1.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     58.00 feet; thence

2.   North 27 degrees 28 minutes 00 seconds West, parallel with Columbia Place,
     3.50 feet; thence

3.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     17.00 feet; thence

4.   South 27 degrees 28 minutes 00 seconds East, parallel with Columbia Place,
     76.50 feet; thence

5.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     75.00 feet to the easterly line of Columbia Place; thence

6. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 73.00 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, Laws of 1977 premises are herein known as Lots 66, 67 and 93 in Block 38 on the official tax map of Atlantic City, New Jersey.

PARCEL E - OWNED LAND
--------   ----------

ALL THAT CERTAIN lot, tract, or parcel of land and premises situate, lying, and being in the City of Atlantic City, County of Atlantic, and State of New Jersey, bounded and described as follows:

BEGINNING at a point in the easterly line of Columbia Place (50 feet wide), said point being distant 352.10 feet south of the southerly line of Pacific Avenue (60 feet wide), and extending thence

1.   North 62 degrees 32 minutes 00 seconds East, parallel with Pacific Avenue,
     63.00 feet; thence

2.   South 27 degrees 28 minutes 00 seconds East, parallel with Columbia Place,
     47.90 feet; thence

3.   South 62 degrees 32 minutes 00 seconds West, parallel with Pacific Avenue,
     63.00 feet to the easterly line of Columbia Place; thence

4. North 27 degrees 28 minutes 00 seconds West, in and along the easterly line of Columbia Place, 47.90 feet to the point and place of BEGINNING.

IN compliance with Chapter 157, laws of 1977 premises are herein known as Lots 88, 89 and 90 in Block 38 on the official tax map of Atlantic City, New Jersey.

                                   SCHEDULE B
                                   ----------

                             PERMITTED ENCUMBRANCES
                             ----------------------

1. FEE/LEASEHOLD MORTGAGE: by and between Donald J. Trump and Midlantic National Bank, dated November 29, 1989 recorded December 4, 1989 in Mortgage Book 4288 page 121; to secure $37,000,000.00.

2. COLLATERAL ASSIGNMENT OF LEASE OR LEASES: by and between Donald J. Trump to Midlantic National Bank, dated November 29, 1989 recorded December 4, 1989 in Deed Book 5007 page 224.

3. FINANCING STATEMENT: Donald J. Trump (Debtor) to Midlantic National Bank (Secured Party) filed December 4, 1989 #5587. (NOTE: Above Financing Statement was filed with the Secretary of State of New Jersey December 11, 1989, as #1309052)

     FINANCING STATEMENT: Donald J. Trump (Debtor) to Midlantic National Bank (Secured Party) filed August 21, 1990 #06809.

4. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $19,306.44 for Block 38 and Lot 66 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 16.

5. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $16,203.37 for Block 38 and Lot 90 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 18.

6. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 85 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 20.

7. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 84 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 22.

8. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 62 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 24.

9. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $22,444.46 for Block 38 and Lot 61 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 26.

10. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $17,718.49 for Block 38 and Lot 60 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 28.

11. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $14,691.18 for Block 38 and Lot 58 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 30.

12. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $19,305.44 for Block 38 and Lot 52 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 32.

13. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $51,983.33 for Block 38 and Lot 4 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 34.

14. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $45,497.49 for Block 38 and Lot 43 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 36.

15. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $51,983.33 for Block 38 and Lot 2 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 38.

16. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to Nassau Viking Assoc. for $57,775.72 for Block 38 and Lot 3 dated August 6, 1992 recorded September 16, 1992 in Mortgage Book 4853 page 40.

17. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $104,519.84 for Block 38 and Lot 75 dated August 6, 1992 recorded December 7, 1992 in Mortgage Book 4912 page 270.

18. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $687,048.38 for Block 38 and Lot 86 dated August 6, 1992 recorded December 7, 1992 in Mortgage Book 4912 page 272.

19. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $11,706.28 for Block 38 and Lot 89 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 114.

20 TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $16,497.65 for Block 38 and Lot 88 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 116.

21. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $21,870.48 for Block 38 and Lot 67 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 118.

22. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $19,306.44 for Block 38 and Lot 63 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 120.

23. TAX SALE CERTIFICATE: Atlantic City Tax Collector sold to City of Atlantic City for $43,877.49 for Block 38 and Lot 93 dated August 6, 1992 recorded December 15, 1992 in Mortgage Book 4919 page 122.

24. Taxes, charges and assessments subsequent to December 31, 1990 except as paid in the sum of $286,246.08.

25. As to Parcel A: Rights granted to the Atlantic City Electric Company in Deed Book 1025 page 455, and Deed Book 1025 page 461. (Affects Lots 3, 4, Block 38)

26. Rights of City of Atlantic City and the General Public as set forth in Boardwalk and Park Grants in Deed Book 205 page 1, and Deed Book 423 page
     136.  (Affects Lot 86, Block 38)

     (Affects lands waterward of the Interior Line of the Park-Boardwalk only)

27. Rights granted to the Atlantic City Electric Company in Deed Book 1027 page 125.

28. The estate to be guaranteed in that portion of the insured premises flowed by tide water of Atlantic Ocean, shall be limited to such estate as the State of New Jersey, through its Riparian Commissioners, grants to Riparian Owners, said estate in this instance having been granted to The Seaview Hotel Company, grant dated October 27, 1883 and recorded on November 10, 1883 in Deed Book 97 page 26. It is hereby certified that the grantee in said grant was the upland owner at the time the grant was issued.

29. Rights of general public in and to the beach. (Affects Lot 23) (Affects lands waterward of the Interior Line of the Park-Boardwalk only).

30. Paramount Rights of the United States Government to establish harbor, bulkhead or pierhead lines or to change or alter any such existing lines and to remove or compel the removal of fill and improvements thereon (including buildings or other structures) from land now or formerly lying the high water mark of the Atlantic Ocean without compensation. (Affects Parcel A).

31.  As to parcel B:

     GROUND LEASE: Albert Rothenberg, and Robert Rothenberg, to Four Season Motel Inc., dated June 16, 1969 recorded June 18, 1969 in Deed Book 2478 page 276.

     a. ASSIGNMENT OF LEASE (Assigns Lease in Deed Book 2478 page 276) Four Seasons Motel Inc. to Isadore Mokrin and Dorothy Mokrin, dated January 31, 1978 recorded February 9, 1978 in Deed Book 3205 page 48.

     b. ASSIGNMENT OF LEASE: from Isadore Mokrin and Dorothy Mokrin, to Isadore Mokrin and Dorothy Mokrin Partnership, dated February 1, 1978 recorded February 9, 1978 in Deed Book 3205 page 52.

     c. ASSIGNMENT OF LEASE WITH ASSUMPTION OF LEASE BY ASSIGNEE: from Isadore Mokrin and Dorothy Mokrin Partnership to Boardwalk Properties Inc., a New Jersey Corporation dated March 13, 1978 recorded March 21, 1978 in Deed Book 3215 page 5.

     d. AMENDED LEASE: between Albert Rothenberg and Robert Rothenberg, and Boardwalk Properties Inc., a New Jersey Corporation dated March 9, 1979 in Deed Book 3332 page 33.

     e. ASSIGNMENT AND ASSUMPTION OF TENANTS INTEREST: by and between Boardwalk Properties Inc., a New Jersey Corporation and Donald J. Trump dated March 18, 1989 recorded March 20, 1989 in Deed Book 4865 page 223.

     f. ASSIGNMENT AND ASSUMPTION OF TENANTS INTEREST IN LEASE: by and between Boardwalk Properties Inc., a New Jersey

          Corporation and Donald J. Trump, dated May 18, 1989 recorded June 19, 1989 in Deed Book 4921 page 183.

     g. ASSIGNMENT AND ASSUMPTION OF TENANT'S INTEREST IN LEASE: by and between Donald J. Trump and Missouri Boardwalk, Inc., dated June 24, 1993 recorded June __, 1993 in Deed Book ___ page ___.

32. Rights granted to the Atlantic City Electric Company in Deed Book 1027 page 28.

33. Fee title to Parcel B appears of record in Albert Rothenberg and Robert Rothenberg of virtue of the following Deeds viz:

     a. Being the same premises with Max Berman (widow) by a deed dated January 6, 1964, recorded January 9, 1964 in Atlantic County in Deed Book 2201 page 76, granted and conveyed unto Albert Rothenberg, married man, and Robert Rothenberg, married man, in fee.

     b. Also being the same premises which Carolyn Rothenberg (wife of Robert Rothenberg) by a deed dated January 28, 1966 and recorded February 8, 1966 in Atlantic County in Deed Book 2315 page 363 granted and conveyed unto Robert Rothenberg, in fee to release dower interest.

     c. Also being the same premises which Edna Rothenberg (wife of Albert Rothenberg) by a deed dated January 28, 1966 recorded February 8, 1966 in Atlantic County, in Deed Book 2315 page 367 granted and conveyed unto Albert Rothenberg in fee to release dower interest.

34. Estate and Interest insured (Parcel B) is limited to the right of possession acquired under a lease dated June 16, 1969 and recorded in Deed Book 2478 page 276.

     As to Parcels C, D and E:

35. Rights of adjoining owners, and appurtenant rights in and to all alleyways that now exist on the subject lands.

36.  Rights granted to the Atlantic City Electric as follows:

     a.    Deed Book 1028 page 8, Affects Lot 84
     b.    Deed Book 1025 page 458, Affects Lot 85
     c.    Deed Book 1027 page 39, Affects Lot 63
     b.    Deed Book 1025 page 456, Affects Lot 43
     e.    Deed Book 1481 page 188, Affects Lot 83
     f.    Deed Book 1481 page 190, Affects Lot 84

     g.    Deed Book 1027 page 33, Affects Lot 52
     h.    Deed Book 1026 page 104, Affects Lot 58
     i.    Deed Book 1025 page 464, Affects Lot 60
     j.    Deed Book 1027 page 40, Affects Lot 61
     k.    Deed Book 1475 page 253, Affects Lot 61
     l.    Deed Book 1475 page 255, Affects Lot 62
     m.    Deed Book 1028 page 7, Affects Lot 66
     n.    Deed Book 1028 page 9, Affects Lot 67
     o.    Deed Book 1025 page 332, Affects Lots 88, 89 & 90
     p.    Deed Book 1027 page 38, Affects Lot 93

37. Rights of adjoining owner (Lot 74) Northwest of Parcel E in and to an alleyway, 3 feet wide, that now exists along the Northwest line of Parcel E (Lot 88) as granted in Deed Book 674 page 83.

38. Notwithstanding the foregoing, (i) the Liens described in paragraphs 4 through 16 of this Schedule and (ii) the delinquent taxes described in that certain letter agreement dated June 24, 1993 among Donald J. Trump, Trump Plaza Associates and Missouri Boardwalk, Inc., shall be "Permitted Liens" until May 1, 1994, at which time all taxes, interests and penalties which are the subject thereof shall be paid in full and such Liens shall be discharged of record.

39. Notwithstanding the foregoing, the Liens described in paragraphs 17 through 23 of this Schedule shall be "Permitted Liens", but only if and to extent that all taxes, interest and penalties which are the subject thereof are paid in full in accordance with the Tax Redemption Installment Agreement between Donald J. Trump and the City of Atlantic City, New Jersey.